Filed Pursuant To Rule 433
Dated January 10, 2006
Registration Statement No. 333-130714

FINAL TERM SHEET

Issuer:	Johnson Controls
Size:	$500,000,000
Security Type:	Floating Rate Notes due 2008
Coupon:	3-month USD LIBOR + 23 bp
Maturity:	January 17, 2008
Price:	100
Yield:	3-month USD LIBOR + 23 bp
Spread:	+ 23 bp
Benchmark Treasury:	3-month USD LIBOR
Treasury Spot:	NA
Coupon Dates:	January 17, April 17, July 17, October 17
First Coupon:	April 17, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	NA
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Issuer:	Johnson Controls
Size:	$800,000,000
Security Type:	5.250% Notes due 2011
Coupon:	5.250
Maturity:	January 15, 2011
Price:	99.987
Yield:	5.253
Spread:	+ 95 bp
Benchmark Treasury:	4.375% due 12/10
Treasury Spot:	100-10
Coupon Dates:	January 15, July 15
First Coupon:	July 15, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	T + 15 bp
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Issuer:	Johnson Controls
Size:	$800,000,000
Security Type:	5.500% Notes due 2016
Coupon:	5.500
Maturity:	January 15, 2016
Price:	99.886
Yield:	5.515
Spread:	+ 115 bp
Benchmark Treasury:	4.500% due 11/15
Treasury Spot:	101-2
Coupon Dates:	January 15, July 15
First Coupon:	July 15, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	T + 20 bp
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

Issuer:	Johnson Controls
Size:	$400,000,000
Security Type:	6.000% Notes due 2036
Coupon:	6.000
Maturity:	January 15, 2036
Price:	98.645
Yield:	6.099
Spread:	+ 155 bp
Benchmark Treasury:	5.375% due 2/31
Treasury Spot:	112-9
Coupon Dates:	January 15, July 15
First Coupon:	July 15, 2006
Settlement:	January 17, 2006 (T + 5)
Make Whole Call:	T + 25 bp
Joint Bookrunning Managers:	Banc of America Securities LLC, Citigroup, JPMorgan
Senior Co-Manager:	Barclays Capital Inc.
Co-Managers:	Calyon Securities (USA), Commerzbank Corporates &
Markets, ING Financial Markets, KBC Financial
Products, LaSalle Capital Markets, Piper Jaffray,
TD Securities, Wells Fargo Securities

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

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